KILPATRICK STOCKTON LLP                                         Attorneys at Law
                                                                      Suite 2800
                                                           1100 Peachtree Street
                                                    Atlanta, Georgia  30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555

June 8, 2000


United Community Banks, Inc.
63 Highway 515
Blairsville, Georgia 30512

          Re:      United Community Banks, Inc.
                   REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-________)


Gentlemen:


                  At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by United Community Banks, Inc. (the "Company"), a Georgia corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 870,595 shares of common stock, par value $5.00 per share, of the Company (the "Common Stock"), to be issued by the Company to the shareholders of Independent Bancshares, Inc. ("Independent"), in connection with the merger of Independent with and into the Company.


                  As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to the Independent shareholders will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.


                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                   Yours truly,

                                   KILPATRICK STOCKTON LLP


                                   /s/ F. Sheffield Hale
                                   ------------------------------------------
                                   F. Sheffield Hale,
                                   a Partner